SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2004

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)

(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

     See our discussion under Item 2.03 below with respect to our entry into a New Credit Facility, the contents of which are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

     As indicated under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” below, on October 4, 2004, we terminated, and prepaid all amounts outstanding under our $45 million secured revolving credit facility dated as of May 22, 2002 (a copy of which is attached as an exhibit to our Amendment No. 1 to Form S-1 filed with the SEC on June 5, 2002). As a result of this early termination, we will incur a prepayment penalty and a write-off of unamortized debt issue costs which, in the aggregate, will approximate $360,000 on a pre-tax basis, or $0.01 per diluted share, during the current fiscal quarter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 4, 2004, we, together with our subsidiaries Kirkland’s Stores, Inc. and kirklands.com, inc., entered into a new, five-year senior secured revolving credit facility with a revolving loan limit of $45 million (the “New Credit Facility”). The New Credit Facility includes a letter of credit subfacility for up to $15 million. The New Credit Facility bears interest at a floating rate equal to the LIBOR rate plus 1.25% to 1.50% (depending on the amount of excess availability under the borrowing base) per annum. We will also pay unused line fees based on the excess of the loan limit over actual borrowings.

     Borrowings under the New Credit Facility are subject to certain customary conditions and contain customary events of default, including an event of default upon a material adverse change in the business or a default upon failure to comply with certain covenants. Borrowings under our New Credit Facility are collateralized by substantially all of our personal and real property. The maximum availability under the revolving credit facility is limited by a borrowing base which consists of a percentage of eligible inventory and eligible credit card receivables, less reserves.

     We used the proceeds of the New Credit Facility to repay existing indebtedness, consisting of indebtedness that had been outstanding under our $45 million secured revolving credit facility dated as of May 22, 2002, which was thereupon terminated. A copy of the agreement for the facility dated as of May 22, 2002 is attached as Exhibit 10.1 to our Amendment No. 1 to Form S-1 filed with the Securities Exchange Commission on June 5, 2002.

     Fleet Retail Group, Inc. serves as administrative agent for the lenders under the New Credit Facility. A copy of the New Credit Facility agreement is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits	The following exhibits are filed as part of this Report:

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of October 4, 2004, by and among Kirkland’s, Inc., Kirkland’s Stores, Inc. and kirklands.com, inc., Fleet Retail Group, Inc., as Agent, and the Financial Institutions Party Thereto From Time to Time as Lenders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Reynolds C. Faulkner
October 8, 2004		Date:Reynolds C. Faulkner
Executive Vice President and Chief Financial Officer